As filed with the Securities and Exchange Commission on March 11, 2010
Registration No. 333-163581

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 6

to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINANCIAL ENGINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	6282	94-3250323
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1804 Embarcadero Road
Palo Alto, California 94303
(650) 565-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey N. Maggioncalda
Chief Executive Officer
1804 Embarcadero Road
Palo Alto, California 94303
(650) 565-4900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jorge del Calvo, Esq. Davina K. Kaile, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500 (650) 233-4545 facsimile	Douglas D. Smith, Esq. Stewart L. McDowell, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 (415) 393-8200 (415) 986-5309 facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 6 to Financial Engines, Inc.’s Registration Statement on Form S-1 (Registration No. 333-163581) originally filed with the Securities and Exchange Commission on December 9, 2009, as amended by Amendment No. 1 filed January 12, 2010, Amendment No. 2 filed February 3, 2010, Amendment No. 3 filed February 22, 2010, Amendment No. 4 filed February 26, 2010 and Amendment No. 5 filed March 8, 2010, is being filed solely for purposes of amending the exhibit index to include Exhibit 5.1 and Exhibit 10.4, which Exhibit 5.1 and 10.4 are also filed herewith, and updating the transaction expenses set forth under Item 13 to reflect a decrease in the Securities and Exchange Commission registration fee. The total amount of transaction expenses set forth under Item 13 did not change. No changes have been made to Part I or Part II of the Registration Statement other than Item 13 and Item 16(a) of Part II as set forth below.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except for the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and The Nasdaq Global Market listing fee.

Securities and Exchange Commission registration fee	$8,011
Financial Industry Regulatory Authority filing fee	14,289
The Nasdaq Global Market listing fee	100,000
Blue Sky fees and expenses	10,000
Accounting fees and expenses	1,500,000
Legal fees and expenses	800,000
Printing and engraving expenses	100,000
Registrar and Transfer Agent’s fees	25,000
Miscellaneous fees and expenses	42,700

Total	$2,600,000

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement.
3	.(i)1**	Amended and Restated Articles of Incorporation of the Registrant.
3	.(i)2**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.
3	.(ii)1**	Bylaws of the Registrant (composite copy).
3	.(ii)2**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.
4	.1**	Specimen Common Stock Certificate.
4	.2**	Fifth Amended and Restated Investors’ Rights Agreement dated as of December 20, 2004.
5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10	.1**	Financial Engines, Inc. 1998 Stock Plan (as amended on October 20, 2009) and related form stock option plan agreements.
10	.2**	Financial Engines, Inc. 2009 Stock Incentive Plan.
10	.3**	Financial Engines, Inc. Special Executive Restricted Stock Purchase Plan and related form stock purchase agreements.
10	.4†	Form of Indemnification Agreement between the Registrant and its officers and directors.
10	.5**	Financial Engines, Inc. Consulting Agreement between the Registrant and William F. Sharpe dated as of March 5, 1998, including amendments thereto.
10	.6**	Financial Engines, Inc. Third Amended and Restated Consulting Agreement between the Registrant and E. Olena Berg-Lacy dated as of October 1, 2009.
10	.7.1**	Lease Agreement by and between the Registrant and Harbor Investment Partners dated as of July 14, 1997, including amendments thereto.
10	.7.2**	Partial Lease Termination Agreement between Registrant and Harbor Investment Partners dated as of May 16, 2001.
10	.8**	Second Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated as of April 20, 2009.

Exhibit
Number		Description

10	.9**	Offer letter to Lawrence M. Raffone dated December 21, 2000.
10	.10**	Lease Agreement by and between the Registrant and Harbor Investment Partners dated as of December 7, 1999, including amendments thereto.
10	.11**	Form of 2009 Stock Incentive Plan Stock Option Agreement.
10	.12**	Form of 2009 Stock Incentive Plan Restricted Stock Award Agreement (Employees).
10	.13**	Form of 2009 Stock Incentive Plan Restricted Stock Award Agreement (Executives).
10	.14**	Form of 2009 Stock Incentive Plan RSU Agreement.
21	.1**	List of Subsidiaries.
23	.1**	Consent of KPMG LLP, independent registered public accounting firm.
23.2		Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24	.1**	Power of Attorney.
24	.2**	Power of Attorney for John B. Shoven.

**	Previously filed.

†	To be executed by all officers and directors upon the completion of the reincorporation of the Registrant in Delaware.

(b) Consolidated Financial Statement Schedules

No consolidated financial statement schedules are provided because the information called for is not required or is shown either in the consolidated financial statements or the notes thereto.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To provide to the underwriters at the closing(s) specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 10th day of March, 2010.

FINANCIAL ENGINES, INC.

By	/s/ Jeffrey N. Maggioncalda
Jeffrey N. Maggioncalda
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ Jeffrey N. Maggioncalda Jeffrey N. Maggioncalda		Chief Executive Officer (Principal Executive Officer), President and Director	March 10, 2010

/s/ Raymond J. Sims Raymond J. Sims		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2010

* Paul G. Koontz		Chairman	March 10, 2010

* E. Olena Berg-Lacy		Director	March 10, 2010

* Heidi K. Fields		Director	March 10, 2010

* Joseph A. Grundfest		Director	March 10, 2010

* C. Richard Kramlich		Director	March 10, 2010

* John B. Shoven		Director	March 10, 2010

* Mark A. Wolfson		Director	March 10, 2010

*By	/s/ Raymond J. Sims Raymond J. Sims	Attorney-in-Fact	March 10, 2010

EXHIBIT INDEX

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement.
3	.(i)1**	Amended and Restated Articles of Incorporation of the Registrant.
3	.(i)2**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.
3	.(ii)1**	Bylaws of the Registrant (composite copy).
3	.(ii)2**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.
4	.1**	Specimen Common Stock Certificate.
4	.2**	Fifth Amended and Restated Investors’ Rights Agreement dated as of December 20, 2004.
5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10	.1**	Financial Engines, Inc. 1998 Stock Plan (as amended on October 20, 2009) and related form stock option plan agreements.
10	.2**	Financial Engines, Inc. 2009 Stock Incentive Plan.
10	.3**	Financial Engines, Inc. Special Executive Restricted Stock Purchase Plan and related form stock purchase agreements.
10	.4†	Form of Indemnification Agreement between the Registrant and its officers and directors.
10	.5**	Financial Engines, Inc. Consulting Agreement between the Registrant and William F. Sharpe dated as of March 5, 1998, including amendments thereto.
10	.6**	Financial Engines, Inc. Third Amended and Restated Consulting Agreement between the Registrant and E. Olena Berg-Lacy dated as of October 1, 2009.
10	.7.1**	Lease Agreement by and between the Registrant and Harbor Investment Partners dated as of July 14, 1997, including amendments thereto.
10	.7.2**	Partial Lease Termination Agreement between Registrant and Harbor Investment Partners dated as of May 16, 2001.
10	.8**	Second Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank dated as of April 20, 2009.
10	.9**	Offer letter to Lawrence M. Raffone dated December 21, 2000.
10	.10**	Lease Agreement by and between the Registrant and Harbor Investment Partners dated as of December 7, 1999, including amendments thereto.
10	.11**	Form of 2009 Stock Incentive Plan Stock Option Agreement.
10	.12**	Form of 2009 Stock Incentive Plan Restricted Stock Award Agreement (Employees).
10	.13**	Form of 2009 Stock Incentive Plan Restricted Stock Award Agreement (Executives).
10	.14**	Form of 2009 Stock Incentive Plan RSU Agreement.
21	.1**	List of Subsidiaries.
23	.1**	Consent of KPMG LLP, independent registered public accounting firm.
23.2		Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24	.1**	Power of Attorney.
24	.2**	Power of Attorney for John B. Shoven.

**	Previously filed.

†	To be executed by all officers and directors upon the completion of the reincorporation of the Registrant in Delaware.